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                                                                   EXHIBIT 10.2



                             INFORMATICA CORPORATION

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

               This Agreement is made as of June 2, 1997 among Informatica Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

               In consideration of the mutual promises, conditions and covenants hereinafter set forth, the parties hereto agree as follows:

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

        1.1 Authorization of Series D Preferred Stock. On or before the Closing (as defined in Section 2.1 below), the Company will authorize the sale and issuance of up to 2,275,000 shares (the "Shares") of its Series D Preferred Stock (the "Series D Preferred") with such series having the rights, preferences, privileges and restrictions as set forth in the Restated Articles of Incorporation (the "Restated Articles") in the form attached to this Agreement as Exhibit B.

        1.2 Sale of Series D Preferred. Subject to the terms and conditions hereof and at the Closing (as defined below), the Company will issue and sell to each of the Purchasers, and the Purchasers will severally buy from the Company, the total number of shares of Series D Preferred specified opposite such Purchaser's name on the Schedule of Purchasers, at a purchase price of $4.00 per share of the Series D Preferred for the aggregate purchase price set forth on the Schedule of Purchasers opposite the name of each Purchaser. The Company's agreements with each of the Purchasers are separate agreements, and sales of the Series D Preferred to each of the Purchasers are separate sales.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

        2.1. Closing. The closing of the purchase and sale of the Series D Preferred hereunder shall be held at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California at 11:00 a.m., local time, on June 2, 1997 (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

        2.2. Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name set forth on the Schedule of Purchasers, representing the number of Shares designated on the Schedule of Purchasers to be purchased by such Purchaser, against payment of the purchase price therefor, by check payable to the Company, wire transfer per the Company's instructions, cancellation of indebtedness, or any combination thereof.



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                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth in that certain Schedule of Exceptions attached hereto as Exhibit C ("Schedule of Exceptions"), the Company represents and warrants to the Purchasers, as of the Closing Date, as follows:

        3.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has furnished copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

        3.2 Corporate Power. The Company has now, or will have at the Closing Date, as applicable, all requisite legal and corporate power and authority to execute and deliver this Agreement, that certain Second Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit D (the "Rights Agreement") that certain Second Amended and Restated Shareholders Agreement in substantially the form attached hereto as Exhibit E (the "Shareholders Agreement"), to sell and issue the Shares hereunder, to issue the shares of its Common Stock (the "Common Stock") issuable upon conversion of the Shares (the "Conversion Shares"), and to carry out and perform all of its obligations under the terms of this Agreement and such other agreements and instruments.

        3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise control, directly or indirectly, or have any ownership interest in any corporation, partnership, business trust, association or business entity.

        3.4 Capitalization. The authorized capital stock of the Company consists, or will, upon the filing of the Restated Articles, which will be filed prior to the Closing Date, consist, of Thirteen Million Four Hundred Seventy Thousand (13,470,000) shares of Common Stock, of which up to 2,740,010 shares will be issued and outstanding immediately prior to the Closing, and Eight Million One Hundred Seventy Thousand (8,170,000) shares of Preferred Stock. 2,250,000 shares of Preferred Stock of the Company shall have been designated "Series A Preferred Stock," all of which will be issued and outstanding prior to the Closing. One Million (1,000,000) shares of Preferred Stock of the Company shall have been designated "Series B Preferred Stock," all of which will be issued and outstanding prior to the Closing, and 2,645,000 shares of Preferred Stock of the Company shall have been designated "Series C Preferred Stock," 2,440,000 of which will be issued and outstanding prior to the Closing and 2,275,000 shares of Preferred Stock of the Company shall have been designated "Series D Preferred," none of which will be issued and outstanding prior to the Closing. All outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with



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all federal and state securities laws, and were not issued in violation of any preemptive rights. The Company has reserved 2,559,990 shares of its Common Stock for issuance to employees, consultants, or directors under stock option plans, stock purchase plans or arrangements approved by the Board of Directors of the Company (the "Board"). The Series D Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles. Except as set forth above or in the Rights Agreement, there are no other authorized or outstanding subscription, warrant, option or other rights or commitments (including, without limitation, preemptive rights or rights of first refusal) to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock. The Company is under no duty to redeem or to repurchase any shares of any class or series of stock.

        3.5 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Rights Agreement and the Shareholders Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Conversion Shares and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing, as applicable. Each of this Agreement and the Rights Agreement, when each is executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except this Agreement and the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Articles. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Articles, as the case may be, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares and the Conversion Shares, as applicable, are not subject to any preemptive rights or any liens or encumbrances; provided, however, that the Shares and the Conversion Shares, as applicable, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Rights Agreement or in the Shareholders Agreement.

        3.6 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, lien, or encumbrance, other than the lien of current taxes not yet due and payable. All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms, and there exists no material default on the part of the Company under any thereof.

        3.7 Compliance with Other Instruments, None Burdensome, etc. The Company is not in breach or violation of any term of its Articles of Incorporation or By-Laws, of any term or provision of any mortgage, deed of trust, indebtedness, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation, in each case where such breach or violation would have a material adverse effect on the Company. No event or failure of performance has occurred that, with the passage of time or the giving of notice, would constitute



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such a breach or violation by the Company. The execution, delivery and performance of and compliance with this Agreement and the Rights Agreement and the issuance, sale and delivery of the Shares and the Conversion Shares, do not conflict with, and will not result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event that, with the giving of notice or passage of time, or both, could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Company's Articles of Incorporation or Bylaws, or any statute, law, rule or regulation, any state or federal order, judgment or decree, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company, or any of its properties, is subject.

        3.8 Litigation, etc. There is no action, proceeding or investigation pending or threatened against the Company or any of its properties or assets or that questions the validity of this Agreement, the Rights Agreement or the Shareholders Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit or proceeding has been instituted or is threatened by the Company.

        3.9 Registration Rights. Except as set forth in the Rights Agreement, the Company is not under any contractual obligation to register (as defined in Section 1 of the Rights Agreement) any of its currently outstanding securities or any of its securities which hereafter may be issued.

        3.10 Certain Transactions. Neither the Company nor, to the Company's knowledge, any of its officers has any interest (other than as holders of less than 1% of the voting securities of a publicly-traded company), either directly or indirectly, in any entity that currently (i) provides any services or designs, produces or sells any products or product lines that are the same, similar to or competitive with any activity or business in which the Company is engaged or proposes to engage; (ii) is a supplier, customer, or creditor of the Company; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the Company's business as currently conducted or proposed to be conducted. No employee, shareholder, officer or director of the Company, or their spouses or children, is indebted to the Company in any amount in excess of $5,000, nor is the Company indebted to any of them other than for payment of salary for services rendered and reasonable expenses.

        3.11 Intangible Property. The Company has taken all appropriate security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, masks, processes and technical data required to conduct its business. To the Company's knowledge, the Company has sufficient right, title and interest in and to all intangible property and technology or is able to obtain on reasonable terms sufficient permits, licenses and other authority necessary for its business as currently conducted or proposed to be conducted. The Company has not received any communication alleging that the Company has violated any third party's patent, maskwork right, moral right, trademark, trade secret, trade name or copyright. To



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the Company's knowledge, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes and copyrights necessary for the operation of its business as currently conducted or proposed to be conducted. To the Company's knowledge, none of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee. The Company is not aware of any violation by a third party of any of its patents, licenses, trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights.

        3.12 Employees. The Company does not have any collective bargaining agreements with any of its employees, and no labor union organizing activity is pending or threatened with respect to the Company. To the Company's knowledge, no employee is obligated under any agreement or judgment that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or proposed to be conducted. To the Company's knowledge, no employee is in violation of any term of any employment agreement, proprietary information agreement, non-competition agreement or any other agreement relating to such employee's relationship with any previous employer. To the Company's knowledge, neither the execution nor delivery of this Agreement or the Rights Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

        3.13 Insurance. The Company has fire, casualty and liability insurance policies sufficient in amount to allow it to replace any of its tangible properties that might be damaged or destroyed and adequate to protect the Company and its financial condition against the risks involved in the business of the Company.

        3.14 Securities Laws; Governmental Consent. Based in part on the accuracy of the Purchasers' representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares as provided in this Agreement are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 as amended (the "Securities Act"), and have been qualified (or are exempt from qualification) under all applicable state securities qualification requirements. Except for the filing of (a) the Restated Articles with the Secretary of State of the State of California, and (b) notices required or permitted to be filed after the Closing Date with certain United States federal and state securities commissions, which notices the Company will file on a timely basis, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the Rights Agreement, the offer, sale or issuance of the Shares (and the issuance of the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby or by the Rights Agreement.



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        3.15 Contracts and Other Commitments. The Company is not a party to any:

               (a) agreement for the purchase of fixed assets that involves an expenditure by the Company in excess of $50,000 or for the purchase of materials, supplies or equipment in excess of that amount;

               (b) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other person under which payments to such person exceed $50,000 per year;

               (c) agreement or other commitment or arrangement with any person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $50,000.

        3.16 Disclosure. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to purchase the Shares. This Agreement with the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading.

        3.17 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

        3.18 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

        3.19 Section 83(b) Elections. To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

        3.20 Qualified Small Business Stock. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and covenants that so long as the shares of Series D Preferred are held by a Purchaser (or a transferee in whose hands the Shares are eligible to qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the Shares, Series A, Series B and Series C Preferred Stock of the Company to qualify as Qualified Small Business Stock.

        3.21 Small Business Concern. The Company with its "affiliates" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations) is a "small business concern" within the meaning of the Small Business Act and Section 121.802 of said Regulations.



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The information pertaining to the Company set forth in Small Business
Administration Forms 480, 652 and 1031 is accurate and complete.

        3.22 SBA Requirements. The Company will promptly furnish to Bay Partners SBIC, L.P. ("Bay"), upon request from Bay, all forms that may be required to be filed with the Small Business Administration ("SBA") from time to time with respect to the transactions contemplated by this Agreement and Bay's ownership of the Shares, and will provide to Bay and the SBA such other information and forms as Bay may reasonably request or the SBA may from time to time request with respect to the transactions contemplated by this Agreement and Bay's ownership of the Shares. The Company will not engage in any activities prohibited by 13 C.F.R. Section 113 and will not directly or indirectly use the proceeds from the issuance and sale of the Shares for any purpose for which a small business investment company is prohibited from providing funds under 13 C.F.R. Section 107.901.

        3.23 Company Representation. The Company agrees to use its best efforts to cooperate with Bay in meeting its obligations under the Small Business Investment Act of 1958, as amended, and the regulations thereunder. Proceeds of Bay's investment will be used for working capital purposes or to otherwise finance the anticipated growth of the Company. Failure to apply the proceeds for such purposes shall give Bay the right to rescind its investment pursuant to SBA Regulation Section 107.305.

        3.24 Section 1202 Representation. The Company represents and warrants to the purchasers that it qualifies as a "Qualified Small Business" as defined in
Section 1202(d) of the Code.

        3.25 Section 1202 Covenant. After the Closing, the Company shall (a) not make any purchase of its stock during the one-year period following the Closing having an aggregate value, when added to the aggregate value of stock purchased by the Company during the one-year period preceding the Closing, exceeding 5% of the aggregate value of all of the Company's stock (such value determined as of the date one year prior to the Closing) without having given the holders of the Series D Preferred prior notice of such purchase and the opportunity to discuss with the Company means of achieving such purchase without adversely affecting the qualification of the Series D Preferred as "qualified small business stock" set forth in Section 1202(c) of the Code and without such repurchase having been approved by the Board, (b) use commercially reasonable efforts to use at least 80% (by value) of its assets in the active conduct of one or more qualified trades or businesses for substantially all of the five-year period following the Closing, and (c) not cease to be a C corporation which is an eligible corporation, as defined by Section 1202(e)(4) of the Code. To the extent not otherwise prohibited by applicable law or regulatory authorities, the Company will include in all future stock option and stock purchase agreements providing for the sale of unvested stock (subject to a right of repurchase) with employees and consultants a provision that permits the Company to delay any repurchase of shares under vesting provisions by a period of time sufficient to facilitate compliance with the covenant contained in clause (a) hereof or to assign its right to repurchase shares to a third party. Notwithstanding anything to the contrary in this Section 3.25, the Company shall not be obligated to take any action or refrain from taking any action which the Company has determined, in good faith, is not in its best business interests.



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        3.26 Financial Statements. The Company has furnished to the Purchasers its unaudited balance sheet as of March 31, June 30, September 30, and December 31, 1996, respectively, and the related statements of operations, shareholders' equity and cash flows for the quarters ended March 31, June 30, September 30, and December 31, 1996, respectively (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except for liabilities and obligations that are accrued or reserved against in the Financial Statements, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations which have been incurred in the ordinary course of business subsequent to December 31, 1996 which have not been, either in any case or in the aggregate, materially adverse.

        3.27 Not a Real Property Holder. The Company is not a real property holding corporation within the meaning of Internal Revenue Code 897(c)(2) and any regulations promulgated thereunder.

        3.28 No Accelerated Vesting. The Company is not party to any agreements, regarding employee or consultant compensation or otherwise, pursuant to which the vesting of an individual's right to exercise options, the lapsing of the Company's right of repurchase or any other means of acquiring Common Stock or Preferred Stock of the Company is accelerated upon the occurrence of a certain event or events, including without limitation, a merger or acquisition of the Company or any other event which results in a change in control of the Company. No employee of the Company has the right to have the vesting of any rights to acquire any Common Stock or Preferred Stock of the Company accelerated upon the occurrence of a certain event or events, including without limitation, the merger of acquisition of the Company which results in a change in control of the Company.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

        4.1 Investment Experience. It is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the underlying Common Stock.

        4.2 Investment Intent. It is acquiring the Shares and the underlying Common Stock for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares to be purchased and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of



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which depends upon, among other things, the bona fide nature of the investment intent of such Purchaser as expressed herein.

        4.3 Rule 144. It acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after the security was last held by the Company or an affiliate of the Company, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

        4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Company's securities.

        4.5 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company.

        4.6 Authorization. Each of this Agreement, the Rights Agreement and the Shareholders Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of
Section 5(f) of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.7 Legend.

               (a) Each certificate representing (i) the Shares purchased hereunder, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with a legend substantially in the following form:

                "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT



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                SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO
                RULE 144 OF SUCH ACT."

               (b) Such certificates shall also bear any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                                    SECTION 5

                              CONDITIONS TO CLOSING

        5.1 Conditions to Both the Purchasers' and the Company's Obligations. The obligations of the Purchasers to purchase and of the Company to issue and sell the Shares are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by mutual agreement of the Purchasers and the Company:

               (a) The Company shall have obtained all consents, permits and waivers necessary or appropriate on the part of the Company for consummation of the transactions contemplated by this Agreement, the Rights Agreement and the Shareholders Agreement. Except for the notices required to be filed after the Closing Date with certain federal and state securities commissions, which notices the Company will file on a timely basis, the Company shall have obtained all approvals of any federal or state governmental authority or regulatory body that are required on the part of the Company in connection with the lawful sale and issuance of the Shares and the Conversion Shares issuable upon conversion thereof.

               (b) At the Closing, the purchase of the Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers or the Company is subject.

               (c) The Restated Articles shall have been filed with the Secretary of State of the State of California.

               (d) The Company and the Purchasers shall have entered into the Rights Agreement.

               (e) The Company, the Purchasers, the holders of a majority of outstanding shares of Series A, Series B and Series C Preferred Stock of the Company, Gaurav Dhillon and Diaz Nesamoney shall have entered into that certain Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit E.

        5.2 Additional Conditions to the Purchasers' Obligations at the Closing. In addition to the conditions set forth in Section 5.1 hereof, each Purchaser's obligation to purchase the Shares is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions (except as otherwise provided below), any of which may be waived in whole or in part by such
Purchaser:



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               (a) The representations and warranties made by the Company in
Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

               (b) The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (c) The Purchasers shall have received from Morrison & Foerster LLP, counsel to the Company, an opinion letter addressed to them, dated as of the Closing Date and in substantially the form attached hereto as Exhibit F.

               (d) The Company shall have delivered to the Purchasers a certificate, executed by the Chief Executive Officer of the Company and dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.2(a) and 5.2(b).

               (e) There shall have been no material adverse change in the Company's business condition or prospects since December 31, 1996.

        5.3 Additional Condition to Obligations of the Company at the Closing. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Shares to each Purchaser is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing Date, of the conditions, which may be waived in whole or in part by the Company:

               (a) The representations and warranties made by such Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

               (b) Such Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (c) Such Purchaser shall have paid the consideration for the Shares to be sold to such Purchaser as set forth on Exhibit A hereto.

                                    SECTION 6

                                  MISCELLANEOUS

        6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

        6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

        6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought; provided, however, that holders of a majority of the outstanding Shares (or Conversion Shares or a combination thereof) may waive or amend (either generally or in a particular instance and either retroactively or prospectively), on behalf of all Purchasers and other holders of Shares, any provisions hereof benefiting the Purchasers so long as the effect thereof will be that all such Purchasers and other holders of Shares will be treated equally in accordance with their pro rata share ownership. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

        6.5 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser, at the address set forth on Exhibit A or at such other address as such Purchaser shall have furnished the Company in writing, with a copy to Henry V. Barry, Esq., Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or
(b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy to Michael C. Phillips, Esq., Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304.

        6.6 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.7 Finder's Fees.

               (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

               (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

        6.8 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT MAY NOT HAVE BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        6.9 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

        6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

        6.12 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing or detrimentally relied upon and proved by clear and convincing evidence (other than alleged reliance) and shall be effective only to the extent specifically set forth in such writing or proved.

        6.13 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated; provided however, that if the Closing is effected, the Company agrees to pay the reasonable fees and expenses of special counsel to the Purchasers in an amount not to exceed $7,500.

        6.14 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

        6.15 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

        6.16 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

        6.17 Exhibits. All Exhibits and attachments hereto shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

"COMPANY"

Informatica Corporation,
  a California corporation


By:_______________________________
Name: Gaurav Dhillon
Title: Chief Executive Officer


"PURCHASERS"

BAY PARTNERS SBIC, L.P.                DISCOVERY VENTURES I, L.L.C.



By:_______________________________     By:______________________________________
Name:_____________________________     Name:____________________________________
Title:____________________________     Title:___________________________________


PARTECH U.S. PARTNERS III C.V.         PARVEST U.S. PARTNERS II C.V.

By:_______________________________     By:______________________________________
Name:_____________________________     Name:____________________________________
Title:____________________________     Title:___________________________________


MULTINVEST LIMITED C.V.                TRADEINVEST LIMITED


By:_______________________________     By:______________________________________
Name:_____________________________     Name:____________________________________
Title:____________________________     Title:___________________________________

PARTECH INTERNATIONAL PROFIT
SHARING PLAN
U/A Dated 1/1/92
FBO: Thomas G. McKinley                DAVID PIDWELL


By:_______________________________     By:______________________________________
Name:_____________________________     Name:____________________________________
Title:____________________________     Title:___________________________________

INTEGRAL CAPITAL PARTNERS III, L.P.    INTEGRAL CAPITAL PARTNERS
                                       INTERNATIONAL III, L.P.


By: Integral Capital Management III,   By: Integral Capital Management III,
    L.P. its General Partner               L.P. its Investment General Partner


By:_______________________________     By:______________________________________
   a General Partner                      a General Partner


WPG ENTERPRISE FUND III, L.P.          WEISS, PECK & GREER VENTURE
                                        ASSOCIATES IV, L.P.

By: WPG Venture Partners IV, L.L.C.,   By: WPG Venture Partners IV, L.L.C.,
     General Partner                        General Partner


By:_______________________________     By:______________________________________
   Gill Cogan, Managing Member            Gill Cogan, Managing Member


WEISS, PECK & GREER VENTURE
  ASSOCIATES IV CAYMAN, L.P.

By: WPG Venture  Advisers, Ltd.,
     Administrative General Partner    _________________________________________


By:_______________________________     By:______________________________________
                     , Director        Name:____________________________________
                                       Title:___________________________________

                                    EXHIBIT A
                             SCHEDULE OF PURCHASERS


                                                      Number of             Aggregate
                                                      Series D Shares       Purchase Price
                                                      ---------------       --------------
Bay Partners SBIC, L.P.                               187,500               $ 750,000
10600 North De Anza Boulevard
Cupertino, California 95014

Discovery Ventures I, LLC.                             25,000               $ 100,000
3000 Sand Hill Road, Building 3
Suite 210
Menlo Park, California 94025

U.S. Growth Fund Partners C.V.                        200,000               $ 800,000
50 California Street, Suite 3200
San Francisco, California 94111

Axa U.S. Growth Fund LLC                              100,000               $ 400,000
50 California Street, Suite 3200
San Francisco, California 94111

Double Black Diamond II LLC                            18,750               $  75,000
50 California Street, Suite 3200
San Francisco, California 94111

Parvest U.S. Partners II C.V.                         127,817               $ 511,268
50 California Street, Suite 3200
San Francisco, California 94111

Tradeinvest Limited                                     6,212               $  24,848
50 California Street, Suite 3200
San Francisco, California 94111

Multinvest Limited C.V.                                 2,828               $  11,312
50 California Street, Suite 3200
San Francisco, California 94111

Partech U.S. Partners III C.V.                        127,817               $ 511,268
50 California Street, Suite 3200
San Francisco, California 94111

Partech International Profit Sharing Plan                 1,576             $    6,304
U/A Dated 1/1/92
FBO: Thomas G. McKinley
50 California Street, Suite 3200
San Francisco, California 94111

David Pidwell                                            12,500             $   50,000
20628 Vickery Lane
Saratoga, California  95070


Integral Capital Partners III, L.P.                     254,795             $1,019,180
2750 Sand Hill Road
Menlo Park, California  94025

Integral Capital Partners International III, L.P.        60,205             $  240,820
2750 Sand Hill Road
Menlo Park, California  94025

WPG Enterprise Fund III, L.P.                           498,937             $1,995,748
555 California Street, Suite 3130
San Francisco, California 94104

Weiss, Peck & Greer Venture Associates IV, L.P.         554,063             $2,216,252
555 California Street, Suite 3130
San Francisco, California 94104

Weiss, Peck & Greer Venture Associates IV                72,000             $  288,000
Cayman, L.P.
555 California Street, Suite 3130
                                                      ================================
        Total                                         2,250,000             $9,000,000